As filed with the Securities and Exchange Commission on June 26, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PPL CORPORATION

(Exact name of registrant as specified in its charter)

Commonwealth of Pennsylvania	23-2758192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

(Address of Principal Executive Offices)(Zip Code)

DIRECTORS DEFERRED COMPENSATION PLAN

(Full title of the plan)

James E. Abel

Vice President – Finance and Treasurer

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

(Name and address of agent for service)

(610) 774-5151

(Telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:

Vincent Pagano, Jr.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value per share	200,000 shares	(2)	$45.92	$9,184,000	$281.95

(1)	In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered includes an indeterminable number of shares of common stock issuable under the Directors Deferred Compensation Plan, as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low prices per share of the common stock on the New York Stock Exchange on June 21, 2007.

EXPLANATORY NOTE

The 200,000 shares of Common Stock of PPL Corporation (the “Company”) being registered pursuant to this Registration Statement are additional securities of the same class as other securities for which a registration statement (File No. 333-02003) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on March 27, 1996, as amended by Post-Effective Amendment No. 1 on September 23, 2005. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

The validity of the securities offered hereby has been passed upon by Michael A. McGrail, Esq., Associate General Counsel of PPL Services Corporation, a subsidiary of the Company. Mr. McGrail is a full-time employee of PPL Services Corporation.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of PPL Corporation, effective August 17, 2005 (Exhibit 3.1 to PPL Corporation Form 8-K Report (File No. 1-11459) dated August 19, 2005)

4.2	Bylaws of PPL Corporation, as amended and restated, effective August 17, 2005 (Exhibit 3.2 to PPL Corporation Form 8-K Report (File No. 1-11459) dated August 19, 2005)

4.3	Form of Common Stock Certificate (Exhibit 4.21 to PPL Corporation’s Registration Statements on Form S-3 (File Nos. 333-54504, 333-54504-01 and 333-54504-02))

5.1	Opinion of Michael A. McGrail, Esq., with respect to legality of securities being registered hereunder

5.2	Opinion of Simpson Thacher & Bartlett LLP with respect to legality of securities being registered hereunder

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Michael A. McGrail, Esq. (reference is made to Exhibit 5.1 filed herewith)

23.4	Consent of Simpson Thacher & Bartlett LLP (reference is made to Exhibit 5.2 filed herewith)

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on this 26th day of June, 2007.

PPL CORPORATION

By:	/s/ James H. Miller
James H. Miller
Chairman, President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 26th day of June, 2007.

Signature	Title

/s/ James H. Miller James H. Miller	Chairman, President and Chief Executive Officer (Principal Executive Officer and Director)

/s/ Paul A. Farr Paul A. Farr	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ J. Matt Simmons, Jr. J. Matt Simmons, Jr.	Vice President and Controller (Principal Accounting Officer)

* Frederick M. Bernthal	Director

* John W. Conway	Director

* E. Allen Deaver	Director

* Louise K. Goeser	Director

* Stuart Heydt	Director

* Craig A. Rogerson	Director

* W. Keith Smith	Director

* Susan M. Stalnecker	Director

* Keith H. Williamson	Director

* By:	/s/ James H. Miller
James H. Miller, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the plan administrator of the directors deferred compensation plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on the 26th day of June, 2007

DIRECTORS DEFERRED COMPENSATION PLAN

By:	Employee Benefit Plan Board, Plan Administrator

By:	/s/ Dale M. Kleppinger
Dale M. Kleppinger

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of PPL Corporation, effective August 17, 2005 (Exhibit 3.1 to PPL Corporation Form 8-K Report (File No. 1-11459) dated August 19, 2005)

4.2	Bylaws of PPL Corporation, as amended and restated, effective August 17, 2005 (Exhibit 3.2 to PPL Corporation Form 8-K Report (File No. 1-11459) dated August 19, 2005)

4.3	Form of Common Stock Certificate (Exhibit 4.21 to PPL Corporation’s Registration Statements on Form S-3 (File Nos. 333-54504, 333-54504-01 and 333-54504-02))

5.1	Opinion of Michael A. McGrail, Esq., with respect to legality of securities being registered hereunder

5.2	Opinion of Simpson Thacher & Bartlett LLP with respect to legality of securities being registered hereunder

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Michael A. McGrail, Esq. (reference is made to Exhibit 5.1 filed herewith)

23.4	Consent of Simpson Thacher & Bartlett LLP (reference is made to Exhibit 5.2 filed herewith)

24.1	Power of Attorney